                                                            Exhibit 5
                                                            ---------





                                 May 27, 1998


Eastern Environmental Services, Inc.
1000 Crawford Place
Suite 400
Mt. Laurel, New Jersey  08054


Re:  Eastern Environmental Services, Inc.
     Securities and Exchange Commission
     Registration Statement on Form S-3 (Registration No. 333-49613)
     ---------------------------------------------------------------


Ladies and Gentlemen:

  We have acted as counsel to Eastern Environmental Services, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (Registration No. 333-49613), as amended (the "Registration Statement"), under the Securities Act of 1933, as amended, and the preparation of a Prospectus Supplement dated May 20, 1998 (the "Prospectus Supplement") to the prospectus included in the Registration Statement, relating to the public offering of 7,000,000 shares of the Company's common stock, par value $.01 per share ("Common Stock"), plus up to an additional 1,125,000 shares of Common Stock to cover over-allotments, to be issued and sold by the Company (collectively, the "Company Shares") and 500,000 shares of Common Stock to be sold by the Selling Stockholders (the "Selling Stockholder Shares") as provided in the Prospectus Supplement (the Company Shares and the Selling Stockholder Shares being collectively referred to herein as the "Offered Shares").

  In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the By-laws of the Company, each as amended through the date hereof, resolutions of the Company's Board of Directors, and such other documents and corporate records relating to the Company and the issuance and sale of the Offered Shares as we have deemed appropriate. This opinion is based exclusively on the General Corporation Law of the State of Delaware.

  In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

  On the basis of the foregoing, we are of the opinion that the

Selling Stockholder Shares have been validly issued and are fully paid and nonassessable by the Company and the Company Shares have been duly and validly authorized for issuance and, when issued and paid for in the manner as described in the Prospectus Supplement, will have been validly issued, fully paid and non-assessable by the Company.

  We hereby consent to the reference of our firm under the caption "Validity of Common Stock" in the Prospectus Supplement and to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K dated May 27, 1998 and to the incorporation by reference of this opinion in the Registration Statement.
In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          /s/ Drinker Biddle & Reath LLP

                                          DRINKER BIDDLE & REATH LLP